                                                                     EXHIBIT 2.1





                                 AGREEMENT AND

                                PLAN OF MERGER

                                 BY AND AMONG

                         DIGITAL VIDEO SYSTEMS, INC.,
                        DIGITAL VIDEO ACQUISITION CO.,
                            VICOMP TECHNOLOGY, INC.

                                      AND

                               THE SHAREHOLDERS
                          LISTED IN EXHIBIT A HERETO



                         DATED AS OF OCTOBER 17, 1996

                               TABLE OF CONTENTS
                               -----------------


                                                                            Page
                                                                            ----

ARTICLE I     DEFINITIONS..................................................   1
   1.1        Defined Terms................................................   1

ARTICLE II    THE MERGER...................................................   3
   2.1        The Merger...................................................   3
   2.2        Effects of the Merger........................................   3
   2.3        Effective Date...............................................   3
   2.4        Certificate of Incorporation and Bylaws......................   4
   2.5        Directors and Officers.......................................   4
   2.6        Conversion of Shares.........................................   4
   2.7        Conversion of Digital Sub Common Stock.......................   4
   2.8        Exchange of Certificates.....................................   4
   2.9        Digital to Make Shares Available.............................   5
   2.10       Further Documents............................................   5
   2.11       Agreement and Plan of Merger.................................   5
   2.12       Internal Revenue Code........................................   5
   2.13       Escrow of Shares.............................................   6

ARTICLE III   REPRESENTATIONS AND WARRANTIES OF VICOMP;
              AND THE SHAREHOLDERS.........................................   6
   3.1        Organization of ViComp.......................................   6
   3.2        Subsidiaries.................................................   7
   3.3        ViComp Capital Stock.........................................   7
   3.4        No Liens on ViComp Capital Stock.............................   7
   3.5        Authorization Relative to this Agreement.....................   7
   3.6        Absence of Certain Changes or Events.........................   8
   3.7        Permits......................................................   9
   3.8        No Conflict or Violation.....................................   9
   3.9        Financial Statements.........................................   9
   3.10       Liabilities..................................................  10
   3.11       Litigation...................................................  10
   3.12       Labor Matters................................................  10
   3.13       Compliance with Law..........................................  10
   3.14       No Agreements to Sell the Assets.............................  10
   3.15       Employee Benefit Plans.......................................  11
   3.16       Tax Matters..................................................  11
   3.17       Insurance....................................................  12
   3.18       Compliance With Environmental Laws...........................  13
   3.19       Contracts and Commitments....................................  13


   3.20       Transactions with Certain Persons............................  14
   3.21       Assets.......................................................  14
   3.22       Board Approval and Recommendation............................  14
   3.23       Shareholder Investment Representations.......................  14
   3.24       Purchases and Sales..........................................  14
   3.25       Status of Development of ViComp Chip.........................  15
   3.26       Intellectual Property and Technology.........................  15
   3.27       Obligation to Former Employer; No Breach or Conflict.........  16

ARTICLE IV    REPRESENTATIONS AND WARRANTIES OF DIGITAL
              AND DIGITAL SUB..............................................  16
   4.1        Organization of Digital and Digital Sub......................  16
   4.2        Digital and Digital Sub Capital Stock........................  16
   4.3        Authorization Relative to this Agreement.....................  17
   4.4        Absence of Certain Changes or Events.........................  17
   4.5        Permits......................................................  17
   4.6        No Conflict or Violation.....................................  18
   4.7        SEC Filings; Digital Financial Statements....................  18
   4.8        Board Approval...............................................  18
   4.9        Validity of Shares Issued to the Shareholders................  18
   4.10       Liabilities..................................................  19
   4.11       No Activities................................................  19

ARTICLE V     COVENANTS OF EACH PARTY......................................  19
   5.1        Access to Information........................................  19
   5.2        Notification of Certain Matters..............................  20
   5.3        Public Statements and Press Releases.........................  20
   5.4        Confidential Information.....................................  20
   5.5        Rule 144 Reporting...........................................  21
   5.6        Registration Rights..........................................  22
   5.7        Termination of Stock Option Plan Prior to Effective
              Date.........................................................  23
   5.8        Invention, Non-Disclosure and Non-Competition
              Agreements...................................................  24
   5.9        Sun Escrow Agreement.........................................  24
   5.10       Shareholder Escrow Agreement.................................  24

ARTICLE VI    ADDITIONAL COVENANTS OF VICOMP AND
              THE SHAREHOLDERS.............................................  24
   6.1        Conduct of Business..........................................  24
   6.2        No Solicitation..............................................  26
   6.3        Delivery of ViComp Common Stock and ViComp Preferred
              Stock........................................................  26

                                      ii.


ARTICLE VII   ADDITIONAL COVENANTS OF DIGITAL..............................  26
   7.1        Conduct of Business..........................................  26
   7.2        Federal Income Tax Treatment.................................  27
   7.3        Digital Common Stock in Escrow...............................  27

ARTICLE VIII  CONDITIONS TO THE OBLIGATIONS OF VICOMP
              AND THE SHAREHOLDERS.........................................  27
   8.1        Representations, Warranties and Covenants....................  28
   8.2        Permits......................................................  28
   8.3        Opinion of Counsel...........................................  28
   8.4        Certificates.................................................  28
   8.5        No Governmental Actions......................................  28
   8.6        No Material Adverse Change...................................  28
   8.7        Corporate Resolutions........................................  28

ARTICLE IX    CONDITIONS TO THE OBLIGATIONS OF DIGITAL AND
              DIGITAL SUB..................................................  29
   9.1        Representations, Warranties and Covenants....................  29
   9.2        Permits......................................................  29
   9.3        Opinion of Counsel...........................................  29
   9.4        Certificates.................................................  29
   9.5        No Governmental Actions......................................  29
   9.6        No Material Adverse Change...................................  29
   9.7        Corporate Resolutions........................................  30
   9.8        Covenant Not to Compete; etc.................................  30
   9.9        Delivery of Stock Certificates...............................  30
   9.10       Escrow Agreements............................................  30

ARTICLE X     TERMINATION, AMENDMENTS, WAIVERS AND
              POST-CLOSING COVENANTS.......................................  30
   10.1       Termination..................................................  30
   10.2       Amendments...................................................  31
   10.3       Waivers......................................................  31

ARTICLE XI    INDEMNIFICATION; SURVIVAL....................................  31
   11.1       Survival of Representations, Etc.............................  31
   11.2       Indemnification by ViComp and the Shareholders...............  32
   11.3       Indemnification by Digital...................................  32
   11.4       Basket.......................................................  32
   11.5       Indemnification Procedure....................................  33

                                     iii.


ARTICLE XII   GENERAL PROVISIONS...........................................  33
   12.1       ViComp Shareholder Representative............................  33
   12.2       Assignment...................................................  35
   12.3       Notices......................................................  35
   12.4       Governing Law................................................  36
   12.5       Counterparts.................................................  36
   12.6       Expenses.....................................................  36
   12.7       Invalidity...................................................  36
   12.8       Titles.......................................................  36
   12.9       Cumulative Remedies..........................................  36
   12.10      Entire Agreement.............................................  36
   12.11      Attorneys' Fees..............................................  37
   12.12      Waiver of Right to Trial by Jury.............................  37
   12.13      ViComp and Shareholders Represented by Counsel...............  37
   12.14      Each Party Represented by Counsel............................  37
   12.15      Arbitration..................................................  37

                                      iv.


EXHIBITS

      A       -       ViComp Shares Tendered and Digital Shares Issued; Digital
                      Shareholder Options

      B       -       Merger Agreement

      C       -       Certificate of Merger

      D       -       Certificate of Incorporation of Surviving Corporation

      E       -       Bylaws of Surviving Corporation

      F       -       Directors and Officers of Surviving Corporation

      G       -       Form of Sun Escrow Agreement

      H       -       Form of Shareholder Escrow Agreement

      I       -       Form of Registration Rights Agreement

      J       -       Form of Invention, Non-Disclosure and Non-Competition
                      Agreement

      K       -       Form of Opinion of Counsel to Digital

      L       -       Form of Opinion of Counsel to ViComp

                                      v.

                                 AGREEMENT AND
                                PLAN OF MERGER


     THIS AGREEMENT AND PLAN OF MERGER, dated as of October 17, 1996 is by and among Digital Video Systems, Inc., a Delaware corporation ("Digital"), Digital Video Acquisition Co., a Delaware corporation and wholly owned subsidiary of Digital ("Digital Sub"), ViComp Technology Inc., a Delaware corporation ("ViComp"), and the Shareholders of ViComp listed in Exhibit A hereto (the "Shareholders").

                              W I T N E S S E T H
                              - - - - - - - - - -

     WHEREAS, the respective Boards of Directors of Digital, Digital Sub and ViComp have approved the acquisition of ViComp by Digital pursuant to this Agreement;

     WHEREAS, this Agreement provides for the merger of Digital Sub with and into ViComp with ViComp as the surviving corporation in such merger in a transaction intended to qualify as a reorganization within the meaning of
Section 368(a)(1)(A) of the Code, all in accordance with the provisions of this Agreement;

     WHEREAS, the Shareholders own beneficially and of record all of the issued and outstanding capital stock of ViComp; and

     WHEREAS, Digital, Digital Sub, ViComp and each of the Shareholders believe that it is in their best interests to adopt and consummate the Merger (as hereinafter defined);

     NOW THEREFORE, in consideration of the mutual covenants and promises contained herein and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Digital, Digital Sub, ViComp and the Shareholders agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  As used herein, the terms below shall have the
          -------------
following meanings. Any of such terms, unless the context otherwise requires, may be used in the singular or plural, depending upon the reference.

          "Affiliate" shall mean a Person that directly or indirectly through
           ---------
one or more intermediaries controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling" "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote or control 50% or more of the voting securities or equity ownership interest of such Person or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

          "Agreement" shall mean this Agreement and Plan of Merger, together
           ---------
with all schedules (including the Disclosure Schedule) and exhibits referenced herein.

          "Alternative Transaction" shall mean, with respect to any Person, any
           -----------------------
merger, consolidation, sale of substantial assets, sale of shares of capital stock or other equity securities, recapitalization, debt restructuring or similar transaction involving such Person or any of its Subsidiaries or any divisions, other than as contemplated by this Agreement.

          "Closing" shall mean the consummation of the Merger and the
           -------
transactions contemplated thereby by Digital, Digital Sub, ViComp and the Shareholders which shall take place on or before the Effective Date.

          "Code" shall mean the Internal Revenue Code of 1986, as amended, and
           ----
the rules and regulations thereunder.

          "Digital Common Stock" shall mean the common stock, par value $.0001
           --------------------
per share, of Digital.

          "Disclosure Schedule" shall mean, collectively, the schedules attached
           -------------------
hereto and delivered by the parties as of the date hereof which set forth the exceptions to the representations and warranties contained in Article III hereof (as to ViComp and each of the Shareholders) and Article IV hereof (as to Digital) and certain other information called for by this Agreement. Unless otherwise specified, each reference in this Agreement to any numbered schedule is a reference to that numbered schedule which is included in the Disclosure Schedule. Any information disclosed on a particular schedule on the Disclosure Schedule or subparts thereof shall be deemed disclosed on any and all schedules.

          "Effective Date" shall mean the date on which the Certificate of
           --------------
Merger (as hereinafter defined) is filed with the Secretary of State of the State of Delaware.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Person" shall mean any individual, partnership, joint venture,
           ------
corporation, limited liability company, trust, unincorporated association, governmental authority or any department or agency thereof or any other entity of any nature whatsoever.

          "Representative" shall mean any officer, director, principal,
           --------------
attorney, agent, employee or other representative.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "SEC Reports" shall mean Digital's Registration Statement on Form SB-
           -----------
2, which became effective with the SEC on May 9, 1996, and all forms, reports, statements and documents required to be filed by Digital with the SEC under the Exchange Act since March 31, 1996, including, but not limited to, (i) the Digital Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996, (ii) the current report of Digital on Form 8-K filed on August 11, 1996; (iii) all other reports or registrations filed by Digital with the SEC since March 31, 1996, and all amendments thereto through the date of this Agreement.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Subsidiaries" shall mean all corporations, partnerships, limited
           ------------
liability companies, joint ventures or other entities in which a Person has a direct or indirect stock or other equity or ownership interest.

          "Tax" shall mean any federal, state, local, foreign or other tax,
           ---
levy, impost, fee, assessment or other government charge, including without limitation income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and interest, penalties and additions to tax in connection therewith.

          "ViComp Common Stock" shall mean shares of common stock, par value
           -------------------
$.001 per share, of ViComp.

          "ViComp Preferred Stock" shall mean shares of Series A convertible
           ----------------------
preferred stock, par value $.001 per share.


                                  ARTICLE II
                                  THE MERGER
                                  ----------

     2.1  The Merger.  Digital has formed Digital Sub as a wholly owned
          ----------
subsidiary under the laws of the State of Delaware. Upon the terms and subject to the conditions hereof, and in accordance with Delaware General Corporation Law (the "GCL") Digital will cause Digital Sub to execute and deliver, and Digital agrees to execute and deliver an Agreement of Merger substantially in the form of Exhibit B hereto (the "Merger Agreement"), providing for the merger of Digital Sub with and into ViComp (the "Merger"). ViComp shall be the surviving corporation in the Merger (the "Surviving Corporation") and as a result thereof shall become a wholly owned subsidiary of Digital.

     2.2  Effects of the Merger.  The Merger shall have the effects set forth
          ---------------------
in Section 259 of the GCL. As of the Effective Date, ViComp shall be a wholly owned subsidiary of Digital.

     2.3  Effective Date.  As soon as practicable following fulfillment or
          --------------
waiver of the conditions specified in Articles VIII and IX hereof, but in no event later than two business days thereafter, unless the parties shall otherwise agree, and provided that this Agreement has not been terminated pursuant to Section 10.1 hereof, the parties hereto will cause an appropriate Certificate of Merger (the "Certificate of Merger"), in the form attached as Exhibit C to be filed with the Secretary of State of the State of Delaware, as provided in Section 251 of the GCL.

The Merger shall become effective on the date on which the Certificate of Merger is so filed with the Secretary of State of the State of Delaware. Prior to the filing of the Certificate of Merger, a closing shall take place at the offices of Troy & Gould Professional Corporation, 1801 Century Park East, Suite 1600, Los Angeles, California 90067, or such other place, and at such time as the parties shall agree.

     2.4  Certificate of Incorporation and Bylaws.  From and after the
          ---------------------------------------
Effective Date, the Certificate of Incorporation of the Surviving Corporation will be in the form attached hereto as Exhibit D. From and after the Effective Date, the Bylaws of Digital Sub set forth in Exhibit E, as in effect immediately prior to the Effective Date, shall be the Bylaws of the Surviving Corporation, and shall thereafter be its Bylaws until changed or amended as provided therein or under Delaware law.

     2.5  Directors and Officers.  From and after the Effective Date, the
          ----------------------
directors of the Surviving Corporation shall be the directors of Digital Sub immediately prior to the Effective Date as set forth on Exhibit F, and the officers of the Surviving Corporation shall be the officers of Digital Sub immediately prior to the Effective Date as set forth on Exhibit F, in each case until their successors shall have been elected and shall qualify or until otherwise provided by law or the Certificate of Incorporation or Bylaws of the Surviving Corporation.

     2.6  Conversion of Shares.  By virtue of the Merger and without any action
          --------------------
on the part of the holder thereof, each share of ViComp Common Stock and ViComp Preferred Stock that is issued and outstanding immediately prior to the Effective Date shall be converted into and become .0938403 of one validly issued, fully paid and nonassessable share of Digital Common Stock, subject to a rounding adjustment to a whole share for elimination of fractional shares, and no cash consideration shall be paid in any event.

     2.7  Conversion of Digital Sub Common Stock.  Each share of common stock,
          --------------------------------------
par value $.0001 per share, of Digital Sub issued and outstanding immediately prior to the Effective Date shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and thereafter represent one validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

     2.8  Exchange of Certificates.  After the Effective Date, each holder of
          ------------------------
an outstanding certificate or certificates (the "ViComp Stock Certificates") theretofore representing shares of ViComp Common Stock and/or ViComp Preferred Stock, upon surrender thereof to such bank, trust company or other person as shall be designated by Digital (the "Transfer Agent"), shall be entitled to receive in exchange therefor a certificate or certificates representing the number of whole shares of Digital Common Stock into which the shares of ViComp Common Stock and ViComp Preferred Stock theretofore represented by such surrendered certificate or certificates shall have been converted. Until so surrendered, each outstanding certificate theretofore representing shares of ViComp Common Stock and ViComp Preferred Stock shall be deemed for all purposes in respect of Digital Common Stock, to represent the number of whole shares of Digital Common Stock into which the shares of ViComp Common Stock and ViComp Preferred Stock theretofore represented thereby shall have been converted.

No dividend or distribution, if any, payable to holders of shares of Digital Common Stock shall be paid to the holders of certificates theretofore representing shares of ViComp Common Stock or ViComp Preferred Stock; provided,
                                                                      --------
however, that upon surrender and exchange of such ViComp Stock Certificates,
-------
there shall be paid to the record holders of the stock certificate or certificates issued in exchange therefor, the amount, without interest thereon, of dividends or other distributions, if any, which theretofore but subsequent to the Effective Date have been declared and become payable with respect to the number of whole shares of Digital Common Stock into which the shares of ViComp Common Stock and ViComp Preferred Stock theretofore represented thereby shall have been converted. The certificate or certificates representing the shares of Digital Common Stock into which the shares of ViComp Common Stock and ViComp Preferred Stock shall have been converted shall bear the following legend:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT (A COPY OF WHICH IS ON FILE WITH SECRETARY OF THE COMPANY). SUCH SHARES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH REGISTRATION RIGHTS AGREEMENT AND UNLESS REGISTERED UNDER SAID ACT OR UNLESS AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE IN THE OPINION OF COUNSEL FOR THE ISSUER."

     2.9  Digital to Make Shares Available.  By the Effective Date, Digital
          --------------------------------
shall make available, by transferring directly to the Transfer Agent, for the benefit of the Shareholders, such number of shares of Digital Common Stock as shall be required as a result of the conversion of ViComp Common Stock and ViComp Preferred Stock in accordance with this Agreement.

     2.10 Further Documents.  From time to time, on and after the Effective
          -----------------
Date, as and when requested by Digital, the appropriate officers and directors of ViComp as of the Effective Date shall, for and on behalf and in the name of ViComp or otherwise, execute and deliver all such deeds, bills of sale, assignments and other instruments, and shall take or cause to be taken such further or other actions as Digital may deem necessary or desirable in order to confirm of record or otherwise to Digital title to and possession of all of the properties, rights, privileges, powers, franchises and immunities of ViComp and otherwise to carry out fully the provisions and purposes of this Agreement.

     2.11 Agreement and Plan of Merger.  This Agreement is intended by the
          ----------------------------
parties to constitute an "Agreement of Merger" for the purposes of Section 252 of the GCL, and has been duly adopted by each party as such.

     2.12 Internal Revenue Code.  The parties hereto intend that the
          ---------------------
transactions contemplated by this Agreement shall qualify as a reorganization under Section 368(a)(1)(A) of the Code, and each party hereto will take all necessary actions in order to accomplish such intent. This Agreement constitutes a "Plan of Reorganization" as required by Treasury Regulation Section 1.368-3(a) and has been duly adopted by each party hereto as such.

     2.13 Escrow of Shares.  One-half (140,760 shares) of the total 281,520
          ----------------
shares of Digital Common Stock issued to Dr. Edmund Sun in connection with the Merger shall be placed in an escrow (the "Sun Escrow") pursuant to an escrow agreement in substantially the form attached hereto as Exhibit G (the "Sun Escrow Agreement"). In addition, 10% of the shares of Digital Common Stock issued to each Shareholder, other than Dr. Edmund Sun, in connection with the Merger shall be placed in an escrow (the "Shareholder Escrow") pursuant to an Escrow Agreement substantially in the form attached hereto as Exhibit H ("Shareholder Escrow Agreement"). The shares of Digital Common Stock placed in the Sun Escrow and the Shareholder Escrow, respectively, will be subject to cancellation under the circumstances described therein, but Digital shall retain all other rights and remedies in addition to or, at its sole option, in lieu of cancellation of such shares, in the event of any breach of the terms and conditions or representations and warranties hereunder by ViComp or any of the Shareholders.


                                  ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF VICOMP;
                   -----------------------------------------
                             AND THE SHAREHOLDERS
                             --------------------

     Except as set forth on the Disclosure Schedules delivered by ViComp hereunder, (i) ViComp and Dr. Edmund Sun hereby jointly and severally represent and warrant, and (ii) each of the other Shareholders hereby severally represents and warrants, to Digital as set forth below. Notwithstanding the foregoing, the liability of each Shareholder (other than Dr. Edmund Sun) under this Article III shall be limited to the shares of Digital Common Stock held in escrow for such Shareholder pursuant to the Shareholder Escrow Agreement; provided, however,
                                                          --------  -------
that (i) each Shareholder's maximum liability for the representations and warranties set forth in Sections 3.4, 3.8(b), (c) and 3.23 shall be several, but shall be increased to an amount not to exceed the amount calculated by multiplying the number of shares of Digital Common Stock received by such Shareholder times $8.00 notwithstanding any provisions to the contrary herein or in the Shareholder Escrow Agreement and (ii) each Shareholder's liability with respect to the representation and warranty in Section 3.28 shall be unlimited notwithstanding any provisions to the contrary herein or in the Shareholder Escrow Agreement.

     3.1  Organization of ViComp.  ViComp is a corporation duly organized,
          ----------------------
validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, prospects or financial condition of ViComp. Copies of the Certificate of Incorporation and Bylaws of ViComp, and all amendments thereto, heretofore delivered to Digital are complete and correct and in full force and effect as of the date hereof.

     3.2  Subsidiaries.  ViComp has no Subsidiaries and shall not create or
          ------------
otherwise acquire any subsidiaries prior to the Closing.

     3.3  ViComp Capital Stock.  The authorized capital stock of ViComp consists
          --------------------
of 16,000,000 shares of ViComp Common Stock, 2,235,000 shares of which were issued and outstanding as of the date of this Agreement and 4,000,000 shares of ViComp Preferred Stock, 3,000,000 shares of which were issued and outstanding as of the date of this Agreement. No shares of any other class or series of capital stock are authorized, issued or outstanding. 2,235,000 shares, or 100% of the outstanding shares of ViComp Common Stock are held by the Shareholders and 3,000,000 shares or 100% of the shares of ViComp Preferred Stock are held by Dr. Edmund Sun. All of the outstanding shares of the ViComp Common Stock and ViComp Preferred Stock have been duly and validly authorized and issued, are fully paid and nonassessable and were issued in compliance with the applicable securities laws. Except as set forth in Schedule 3.3, there are no subscriptions, offers, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, any securities of ViComp, and prior to the Effective Date, all such securities will be cancelled or exchanged or converted into ViComp Common Stock. There are no restrictions upon the voting or transfer of any shares of ViComp Common Stock or ViComp Preferred Stock pursuant to ViComp's Certificate of Incorporation, Bylaws or other governing documents or any agreement or other instrument to which ViComp is a party or by which ViComp is bound. There are no stock appreciation rights outstanding of ViComp.

     There are no restrictions upon the voting or transfer of any shares of ViComp Common Stock or ViComp Preferred Stock pursuant to any agreement or other instrument to which any Shareholder is a party or by which any of them is bound which would affect their ability to consummate the transactions contemplated hereby.

     3.4  No Liens on ViComp Capital Stock.  Each of the Shareholders is the
          --------------------------------
owner of ViComp Common Stock or ViComp Preferred Stock, as the case may be, as reflected on Exhibit A, free and clear of all liens or encumbrances on the shares such Shareholder has contracted to exchange.

     3.5  Authorization Relative to this Agreement.  ViComp has the requisite
          ----------------------------------------
corporate power and authority to enter into this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ViComp and each of the Shareholders. ViComp has taken all action necessary, in accordance with Delaware law and its Certificate of Incorporation and Bylaws, to obtain the approval of shareholders of 100% of the ViComp Common Stock and 100% of the ViComp Preferred Stock for this Agreement and the transactions contemplated hereby, and in that connection ViComp has provided the Shareholders with full disclosure of all terms of this transaction. No other corporate proceedings on the part of ViComp are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by ViComp and each Shareholder and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     3.6  Absence of Certain Changes or Events.  Except as set forth on
          ------------------------------------
Schedule 3.6, since August 31, 1996, there has not been any change in the financial condition, results of operations or business of ViComp which could be expected to result in a material adverse effect on the business, prospects or financial condition of ViComp, and ViComp has not:

          (a) except for the transactions contemplated by this Agreement, entered into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or sale of assets), or conducted its business or operations, other than in the ordinary and usual course of business and consistent with past practices;

          (b) except as set forth on Schedule 3.6(b), amended or changed its Certificate of Incorporation, Bylaws or other organizational documents;

          (c) agreed to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article III untrue or incorrect;

          (d) declared, set aside, made or paid any dividend in respect of ViComp capital stock or redeemed any ViComp capital stock;

          (e) except as set forth on Schedule 3.6(e), increased the annual level of compensation of any employee by an amount greater than 10% over his compensation for the year ended December 31, 1995, or increased at all the annual level of compensation of any person whose compensation from ViComp in the fiscal year ended December 31, 1995 exceeded $75,000, or granted any unusual or extraordinary bonuses, benefits or other forms of direct or indirect compensation to any employee, officer, director or consultant;

          (f) increased, terminated, amended or otherwise modified any plan for the benefit of the employees;

          (g)  issued any equity securities or rights;

          (h) borrowed any funds, under existing lines of credit or otherwise, except as reasonably necessary for the ordinary operation of ViComp's business in a manner, and in amounts, in keeping with historical practices;

          (i) solicited or initiated the submission of proposals or offers from any person for, participated in any discussion pertaining to, or furnished any information to any person other than Digital relating to, any Alternative Transaction; or

          (j) made any loans or advances to any Affiliate or officer or director of ViComp, or Affiliate of any such officer or director.

     3.7  Permits.  ViComp has all material licenses and permits required to
          -------
conduct its business as presently conducted, and all such licenses and permits are valid and in full force and effect. Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act or the securities or blue sky laws of the various states, and except as disclosed on
Schedule 3.7 hereto, no material notice to, declaration, filing or registration with, license or permit from, any domestic or foreign governmental or regulatory body or authority, or any other Person, is required to be made or obtained by ViComp in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     3.8  No Conflict or Violation.  Subject in the case of subsections (b), (c)
          ------------------------
and (e) below to receipt of the permits contemplated by Section 3.7, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificate of Incorporation, Bylaws or other organizational document of ViComp, (b) a breach of, or a default under, any material term or provision of any material contract, encumbrance, license or permit to which ViComp or any of the Shareholders is a party or is subject or by which any assets of ViComp are bound, including, without limitation, any such breach or default which would interfere in any way with their respective abilities to consummate the transactions contemplated by this Agreement, (c) a material violation by ViComp or any Shareholder of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, including any violation which would interfere with their respective abilities to consummate the transactions contemplated by this Agreement, (d) the imposition of any material encumbrance on the business or assets of ViComp, or (e) except as set forth in Schedule 3.8(e), give rise to any right of termination, cancellation or acceleration under any contract to which ViComp is a party or by or to which it or any of its material assets or properties may be bound or subject.

     3.9  Financial Statements.  ViComp has heretofore delivered to Digital
          --------------------
draft audited financial statements for the period from inception through August 31, 1996 (the "ViComp Financial Statements"). The ViComp Financial Statements
(a) are in accordance with the books and records of ViComp (which are true and complete in all material respects), and (b) fairly present the assets, liabilities (including all reserves) and consolidated financial position of ViComp as of the respective dates thereof and the consolidated results of operations and changes in cash flows for the periods then ended, except that unaudited interim financial statements are subject to normal and recurring year-end adjustments that are not expected to be material in amount. At August 31, 1996, there were no liabilities of ViComp, which, in accordance with GAAP, should have been shown or reflected therein or in the notes thereto, which are not shown or reflected therein or the notes thereto for annual financial statements. Since August 31, 1996, there have been no changes from ViComp's financial condition as reflected in the ViComp Financial Statements for August 31, 1996 which could result in a material adverse effect upon the business, prospects or financial condition of ViComp.

     3.10  Liabilities.  ViComp has no material liabilities, obligations or
           -----------
commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including, without limitation, tax liabilities due, except (a) liabilities reflected in, reserved against or disclosed in the footnotes of, the ViComp Financial Statements, (b) obligations or commitments arising under agreements set forth in Schedule 3.10, and (c) liabilities, obligations or commitments incurred since August 31, 1996 in the ordinary course of ViComp's business and consistent with ViComp's past practices. There are no material transactions that have not been properly recorded in the accounting records underlying the ViComp Financial Statements.

     3.11  Litigation.  There are no claims, suits, arbitrations, government
           ----------
proceedings or investigations pending or threatened or which, based on facts presently known to ViComp, that ViComp believes could occur (a) against, related to or affecting ViComp, which actions, if determined adversely to ViComp, would have a material adverse effect on the business, prospects or financial condition of ViComp, or (b) seeking to delay, limit or enjoin the transactions contemplated by this Agreement. Except as set forth in Schedule 3.11, ViComp is not in default with respect to or subject to any judgment, order, writ, injunction or decree of any court or governmental agency, and there are no unsatisfied judgments against ViComp.

     3.12  Labor Matters.  Except as set forth on Schedule 3.12, ViComp is not
           -------------
(a) a party to any employment agreement or to any labor agreement with respect to its employees with any labor organization, union, group or association, and there are no employee unions (nor any other similar labor or employee organizations) under local statutes, custom or practice, or (b) aware of any labor strike or labor disturbance pending or threatened against it, or any employment grievance currently being asserted or likely to be asserted against it in connection with consummation of the transactions contemplated by this Agreement. ViComp is in compliance, in all material respects with all applicable laws respecting employment practices (including, but not limited to, laws relating to sexual harassment and discrimination), employee documentation, terms and conditions of employment and wages and hours and is not and has not engaged in any unfair labor practice.

     3.13  Compliance with Law.  ViComp has not, and the conduct of its business
           -------------------
has not, violated in any material respect any, and is in compliance in all material respects with all, laws, statutes, ordinances, regulations, rules and orders of any foreign, federal, state or local government and any other governmental department or agency, and any judgment, decision, decree or order of any court or governmental agency, department or authority, including, without limitation, environmental laws, relating to ViComp.

     3.14  No Agreements to Sell the Assets.  ViComp has not made any commitment
           --------------------------------
or legal obligation, absolute or contingent, to any Person to sell, assign, transfer or effect a sale of any of the assets of ViComp (other than inventory or non-material assets in the ordinary course of business). ViComp does not have any commitment or legal obligation to sell or effect a sale of any capital stock of ViComp, to effect any merger, consolidation, liquidation, dissolution or other reorganization of ViComp, or to enter into any agreement or cause the entering into of an agreement with respect to any of the foregoing.

     3.15  Employee Benefit Plans.
           ----------------------

           (a) Schedule 3.15 lists (i) each "employee pension benefit plan," as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (other than a ViComp Multiemployer Plan) maintained by ViComp, or to which ViComp makes or has made contributions (the "ViComp Pension Plans"); (ii) each "employee welfare benefit plan," as defined in Section 3(l) of ERISA, (other than a ViComp Multiemployer Plan) maintained by ViComp, or to which ViComp makes or has made contributions (the "ViComp Welfare Plans"); (iii) each "multiemployer plan," as defined in Section 4001(a)(3) of ERISA, maintained by ViComp, or to which ViComp makes or, at any time during the last six years, has made contributions (the "ViComp Multiemployer Plans") and (iv) each collective bargaining, bonus, profit sharing, compensation or other plans, agreements, trusts, funds or arrangements (other than a ViComp Pension Plan, ViComp Welfare Plan or ViComp Multiemployer Plan) maintained by ViComp for the benefit of its directors, officers or employees, and each employment, consulting, severance or indemnification arrangement or understanding between ViComp, on the one hand, and any current or former directors, officers or other employees (or affiliates thereof) of ViComp, on the other hand (collectively "ViComp Benefit Arrangements"). ViComp has no plan or commitment, whether legally binding or not, to create any additional ViComp Pension Plans, ViComp Welfare Plans or ViComp Benefit Arrangements (collectively, "ViComp Employee Plans") or modify or change any existing ViComp Employee Plan that would affect any employee or former employee of ViComp, except as may be required to maintain the qualified status of any ViComp Pension Plans which are intended to be qualified under Section 401(a) of the Code.

           (b) With respect to each of the ViComp Employee Plans, ViComp has heretofore made available to Digital true, complete and correct copies of all existing material documents related to such ViComp Employee Plans, including, but not limited to, a copy of the plan or arrangement and related trust or other funding vehicle, if any; the most recent summary plan description, if any, and all written material employee communications related to such plan or arrangement since December 31, 1995; and any other contracts related to the plan or arrangement with respect to which ViComp may have material liability.

           (c) Except as disclosed on Schedule 3.15, neither of ViComp nor any ViComp Welfare Plan has any present or future obligation to make any payment to or with respect to any present or former employee of ViComp pursuant to any retiree medical benefit plan, or other retiree ViComp Welfare Plan.

     3.16  Tax Matters.
           -----------

           (a)  Filing of Tax Returns.  Since December 31, 1995, ViComp has
                ---------------------
timely filed with the appropriate taxing authorities all returns (including, without limitation, information returns, statements, declarations, reports and other information) in respect of Taxes required to be filed through the date hereof and will timely file any such returns and other information required to be filed on or prior to the Effective Date. The returns and other information, when filed, were complete and accurate in all material respects and nothing has occurred which would require the filing of an amendment to such returns.

          (b)  Payment of Taxes.  Since December 31, 1995, all Taxes, in respect
               ----------------
of periods beginning before the Effective Date, have been timely paid, or will be timely paid, or an adequate reserve has been established therefor, as set forth in the ViComp Financial Statements, and ViComp does not have any material liability for Taxes in excess of the amounts so paid or reserves so established.

          (c)  Audits, Investigations or Claims.  Since December 31, 1995, the
               --------------------------------
federal income tax returns of ViComp have not been audited by the Internal Revenue Service. No deficiencies for Taxes not adequately reserved for have been claimed, proposed or assessed by any taxing or other governmental authority against ViComp. There are no pending or threatened audits, investigations or claims for or relating to any material additional liability in respect of Taxes not adequately reserved for, and there are no matters under discussion between ViComp and any governmental authorities with respect to Taxes that in the reasonable judgment of ViComp is likely to result in such additional liability for Taxes. ViComp has not been notified that any taxing authority intends to audit a return for any period. Except as specified on Schedule 3.16, no extension of a statute of limitations relating to Taxes is in effect with respect to ViComp.

          (d)  Other Tax Representations.  Except as set forth on Schedule 3.16:
               -------------------------

               (i) ViComp has not made any election under Section 341(f) of the Code (or any comparable state income tax provision);

               (ii) ViComp has not agreed to and is not required to make any adjustment pursuant to Section 481(a) of the Code by reason of a change in accounting method initiated by ViComp;

               (iii) there are no elections in effect made by or with respect to ViComp pursuant to Section 338 or Section 336(e) of the Code or the regulations thereunder;

               (iv) ViComp is not, nor has it been, a member of any consolidated group for purposes of filing tax returns or paying Taxes at any time; and

               (v) there are no liens for delinquent Taxes upon the assets of ViComp.

     3.17 Insurance.  Schedule 3.17 contains a complete and accurate list of all
          ---------
policies or binders of fire, liability, builder's risk, property, worker's compensation, product liability, and other forms of insurance (showing as to each policy or binder the carrier, policy number, coverage limits, expiration dates, annual premiums and a general description of the type of coverage provided) maintained by or on behalf of ViComp. ViComp maintains insurance which provides, and during the periods of coverage provided, coverage to the extent and in the manner customary for the industry in which ViComp is engaged. ViComp is not in default under any of such policies or binders, and ViComp has not failed to give any notice or to present any claim under any such policy or binder in a due and timely fashion. All policies and binders are in full force and effect on the date hereof and shall be kept in full force and effect through the Effective Date.

     3.18  Compliance With Environmental Laws.  ViComp's operations have
           ----------------------------------
complied with all applicable environmental laws and regulations since ViComp's inception. The ViComp MPEG-I chip (the "ViComp Chip") is being designed with the intention that its manufacturing specifications will permit commercial manufacture of the chip in the United States and other contemplated countries in compliance with all applicable environmental laws and regulations, and ViComp has no reason to believe that the ViComp Chip will fail to meet this requirement.

     3.19  Contracts and Commitments.  Except as set forth on Schedule 3.19,
           -------------------------
ViComp is not a party to any:

           (a) Employment contracts or severance agreements, including, without limitation, contracts (i) to employ, terminate or compensate its executive officers or other personnel or other contracts with its present or former officers, directors or shareholders or (ii) that will result in the payment by ViComp, or the creation of any commitment or obligation (absolute or contingent) to pay on its behalf, any severance, termination, "golden parachute," or other similar payments to any of its present or former personnel following termination of employment or otherwise as a result of the consummation of the transactions contemplated by this Agreement or otherwise;

           (b) Options or other contracts with respect to the purchase or sale of any real property, whether it shall be the grantor or grantee thereunder which will require payment of $5,000 or more;

           (c) Contracts involving expenditures, actual or potential, of $10,000 or more and not cancelable by ViComp (without liability) within 30 calendar days;

           (d)  Other contracts involving the payment of $10,000 or more;

           (e) Promissory notes, loans, agreements, indentures, evidences of indebtedness, letters of credit, guarantees, or other instruments relating to an obligation to pay money, individually equal to or in excess of or in the aggregate in excess of $10,000, whether it shall be the borrower, lender or guarantor thereunder or whereby any assets are pledged;

           (f) Contracts containing covenants limiting its freedom or the freedom of any of its officers, directors, or shareholders to engage in any line of business or compete with any Person; or

           (g)  Leases or subleases of real property.

     ViComp is not (and, to the knowledge of ViComp, no other party is) in material breach or violation of, or default under, any material contract to which it is a party.

     3.20  Transactions with Certain Persons.  Except as set forth on Schedule
           ---------------------------------
3.20, or as contemplated by this Agreement, no officer, director, employee or shareholder of ViComp or any Affiliate of ViComp presently has a direct or indirect interest in any transaction to which ViComp is a party in which the amount involved exceeds $5,000, including, without limitation, any contract, agreement or other arrangement (a) providing for the furnishing of services by,
(b) providing for the purchase or rental of material real or personal property from, (c) providing for the loan or advance of money to or from, or (d) otherwise requiring payments to (other than for services as officers, directors or employees of ViComp) any Person in which any such Person has a direct or indirect material interest as a shareholder, officer, director, trustee or partner.

     3.21  Assets.  Except as set forth on Schedule 3.21, ViComp has good and
           ------
marketable title to, or valid and subsisting leasehold interests in, its material assets necessary for the conduct of its business as presently conducted, free of all material encumbrances.

     3.22  Board Approval and Recommendation.  By a unanimous vote the Board of
           ---------------------------------
Directors of ViComp (a) approved and adopted this Agreement, (b) determined that the transactions contemplated by this Agreement are in the best interests of ViComp and the Shareholders and (c) resolved to recommend that the Shareholders approve this Agreement and the transactions contemplated hereby.

     3.23  Shareholder Investment Representations.  Each Shareholder who
           --------------------------------------
receives Digital Common Stock in connection with the transactions contemplated by this Agreement represents that (i) he is an accredited investor as defined in Regulation D under the Securities Act, or (ii) by reason of his business and financial experience, and the business and financial experience of those persons unaffiliated with Digital retained by him, if any, to advise him with respect to his investment in the shares of Digital Common Stock, such Shareholder, together with his advisers, have such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risk of the prospective investment, and that he is acquiring the shares of Digital Common Stock for his own account for investment and not with a view to the distribution thereof except in compliance with the Securities Act or an exemption available thereunder. Each Shareholder who receives Digital Common Stock in connection with the transactions contemplated by this Agreement understands and agrees that such shares of Digital Common Stock have not been registered under the Securities Act, will be subject to the Registration Rights Agreement in substantially the form attached hereto as Exhibit I (the "Registration Rights Agreement") and may be resold only pursuant to this Agreement if registered pursuant to the applicable provisions of the Securities Act or if an exemption from registration is available.

     3.24  Purchases and Sales.  Except as set forth in Schedule 3.24, since
           -------------------
August 31, 1996, ViComp has not placed any orders for materials, merchandise or supplies in exceptional or unusual quantities based upon past operating practices or has entered into contracts with customers under conditions relating to price, terms of payment, time of performance or like matters materially different from the conditions regularly and usually specified in contracts entered into by ViComp in the ordinary course of business prior to such date.

     3.25  Status of Development of ViComp Chip.  There is no reason to believe
           ------------------------------------
that ViComp's development schedule (which calls for commencement of commercial manufacturing of the ViComp Chip in July 1997) cannot be met in accordance with the provisions thereof, except to the extent that the development of the ViComp Chip is delayed or prevented, in whole or in part, by any force beyond ViComp's control, including without limitation (i) acts of God, (ii) strikes, (iii) labor disputes, (iv) laws, ordinances, rules or regulations, (v) unavailability of necessary materials, facilities and equipment in the open market, or (vi) any other similar occurrence which has a material adverse impact on the ability of ViComp to perform its obligations under this Agreement.

     3.26  Intellectual Property and Technology.
           ------------------------------------

           (a) Except as described on Schedule 3.26(a), ViComp owns, or is licensed to use, all of its Intellectual Property (as defined herein) and Technology (as defined herein) used in the conduct of its business as now conducted and no service marks or trade names or registration or applications therefor, trademarks, trademark registrations or applications, copyrights, copyright registrations or applications, patents, patent registrations or applications or otherwise are necessary for the conduct of its business as presently conducted by it.

           (b) Except as disclosed in Schedule 3.26(b), ViComp is not obligated pursuant to any contract to make any payments by way of royalties, fees or otherwise with respect to any of its Intellectual Property or Technology and ViComp has not received any written notice of any written claim that it has infringed upon or is in conflict with any Intellectual Property or Technology of any third party. Except as disclosed in Schedules 3.26(a) or 3.26(b), ViComp, by virtue of the business conducted by it, is not in violation of any service mark or trade name or registration or application therefor, trademark, trademark registration or application, copyright, copyright registration or application, patent, patent registration or application of any other person. Except as disclosed in Schedules 3.26(a) or 3.26(b), the use by ViComp of its Technology does not infringe any trade secret or patent of any third party.

           (c) None of the rights of ViComp to its Intellectual Property or Technology will be impaired in any way by the consummation of the Merger or by any other transactions contemplated by this Agreement, and all of the rights of ViComp to its Intellectual Property and Technology will be fully enforceable by ViComp after the consummation of the transactions contemplated by this Agreement to the same extent as such rights would have been enforceable by ViComp prior to the consummation of the Merger or the other transactions contemplated hereby, without the consent or agreement of any other party. For the purposes of this
Section 3.26 (c) "Intellectual Property" shall mean all of ViComp's right, title and interest in and to (i) all patents, patent registrations, patent applications, trademarks, trademark registrations, trademark applications, trade names, copyrights, copyright applications, copyright registrations, franchises, permits and licenses used by, or available for use by ViComp, and all rights to sue for past infringement, if any and (ii) "Technology" shall mean all of ViComp's processes, formulae, proprietary technology, inventions, trade secrets, know-how, product descriptions and specifications used by, or available for use by ViComp.

     3.27  Obligation to Former Employer; No Breach or Conflict.  No Shareholder
           ----------------------------------------------------
has, during such Shareholder's employment with ViComp, improperly used or disclosed any confidential information or trade secrets, if any, of any former or concurrent employer, and such Shareholder has not brought onto the premises of ViComp any unpublished documents or any property belonging to any former or concurrent employer unless consented to in writing by that former or concurrent employer. No Shareholder's performance of all the terms of this Agreement and as an employee to ViComp has breached any agreement to keep in confidence information acquired by such Shareholder in confidence or in trust prior to such Shareholder's employment by ViComp.

     3.28 No Shareholder has any claim against ViComp based on (i) such Shareholder's employment with or termination of employment by ViComp, (ii) such Shareholder's investment in or status as a Shareholder of ViComp or (iii) any other matter.


                                  ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF DIGITAL AND DIGITAL SUB
           ---------------------------------------------------------

     Except as set forth in a Disclosure Schedule delivered by Digital hereunder, and except for the transactions contemplated by this Agreement, Digital hereby represents and warrants to ViComp and the Shareholders as follows:

     4.1   Organization of Digital and Digital Sub.  Each of Digital and Digital
           ---------------------------------------
Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full corporate power and authority to conduct its business as it is presently being conducted and to own, lease and operate its properties and assets, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or to be in good standing would not have a material adverse effect on the business, prospects or financial condition of Digital, in the case of Digital, and Digital Sub, in the case of Digital Sub. Copies of the Certificate of Incorporation and Bylaws of Digital and Digital Sub, and all amendments thereto, heretofore delivered to ViComp are complete and correct and in full force and effect as of the date hereof.

     4.2   Digital and Digital Sub Capital Stock.  The authorized capital stock
           -------------------------------------
of Digital consists of 60,000,000 shares of common stock, par value $.0001 per share ("Digital Common Stock"), 17,500,933 shares of which were issued and outstanding as of the date of this Agreement, and 5,000,000 shares of preferred stock, par value $.0001 per share ("Digital Preferred Stock"), none of which are issued and outstanding. No shares of any other class or series of capital stock of Digital are authorized, issued or outstanding. All of the outstanding shares of Digital Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable. Except as set forth in the SEC Reports, there are no subscriptions, options, warrants, calls, commitments, preemptive rights or other rights of any kind outstanding for the purchase of, nor any securities convertible into or exchangeable for, any securities of Digital. The authorized capital stock of Digital Sub consists solely of 1,000 shares of common stock, par value $.0001 per share, 100 shares of which were issued and outstanding as of the date of this Agreement and are owned beneficially and of record by Digital.

     4.3   Authorization Relative to this Agreement.  Each of Digital and
           ----------------------------------------
Digital Sub has the requisite corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Boards of Directors of each of Digital and Digital Sub and by Digital, as the sole stockholder of Digital Sub, and no other corporate proceedings on the part of Digital or Digital Sub are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of Digital and Digital Sub and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, constitutes a valid and binding obligation of Digital and Digital Sub, enforceable against Digital and Digital Sub in accordance with its terms, except to the extent that its enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles.

     4.4   Absence of Certain Changes or Events.  Since June 30, 1996, and
           ------------------------------------
except as set forth in the SEC Reports, there has not been any material adverse change in the business, prospects or financial condition of Digital and neither Digital nor Digital Sub has:

           (a) amended or changed its Certificate of Incorporation, Bylaws or other organizational documents;

           (b) agreed to take, whether in writing or otherwise, any action which, if taken prior to the date hereof, would have made any representation or warranty in this Article IV untrue or incorrect; or

           (c) declared, set aside, made or paid any dividend in respect of its capital stock or redeemed any of its capital stock.

     4.5   Permits.  Digital has all material permits and licenses required to
           -------
conduct its business as presently being conducted, and all such permits and licenses are valid and in full force and effect. Other than in connection with or in compliance with the provisions of the Securities Act, the Exchange Act or the securities or blue sky laws of the various states and except as disclosed on
Schedule 4.5 hereto, no material notice to, declaration, filing or registration with or permit or license from, any domestic governmental or regulatory body or authority, or any other Person, is required to be made or obtained by Digital in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby.

     4.6   No Conflict or Violation.  Subject in the case of subsections (b),
           ------------------------
(c) and (e) below to receipt of the licenses and permits contemplated by Section 4.5, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (a) a violation of or a conflict with any provision of the Certificates of Incorporation or Bylaws of Digital or Digital Sub, (b) a breach of, or a default under, any material term or provision of any material contract, indebtedness, encumbrance, permit or license to which Digital is a party or is subject or by which any assets of Digital or Digital Sub are bound, including, without limitation, any such breach or default which would interfere in any way with its ability to consummate the transactions contemplated by this Agreement, (c) a material violation by Digital or Digital Sub of any statute, rule, regulation, ordinance, code, order, judgment, writ, injunction, decree or award, including any violation which would interfere with its ability to consummate the transactions contemplated by this Agreement, (d) the imposition of any material encumbrance, restriction or charge on the business or assets of Digital or Digital Sub, or (e) give rise to any right of termination, cancellation or acceleration under any material contract or other agreement to which Digital or Digital Sub is a party or by or to which it or any of its material assets or properties may be bound or subject.

     4.7   SEC Filings; Digital Financial Statements.
           -----------------------------------------

           (a)  Digital has timely filed all of the SEC Reports. The SEC Reports
(i) were each prepared in accordance with, and at the time of filing complied in all material respects with, the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations thereunder, and
(ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

           (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the SEC Reports has been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and except that the quarterly financial statements do not contain all of the footnote disclosures required to be contained in audited financial statements prepared in accordance with GAAP), and each presents fairly the consolidated financial position of Digital at the respective dates thereof and the consolidated results of operations and changes in cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

     4.8   Board Approval.  By a vote of the directors present at a meeting of
           --------------
the Board of Directors (which meeting was duly called and held and at which a quorum was present at all times), or by unanimous written consent, the Boards of Directors of both Digital and Digital Sub approved and adopted this Agreement.

     4.9   Validity of Shares Issued to the Shareholders.  The shares of Digital
           ---------------------------------------------
Common Stock to be issued to the Shareholders hereunder will, when issued in accordance with this Agreement, be duly and validly issued, fully paid and nonassessable shares free and clear of any and all encumbrances, and will be issued in compliance with all applicable federal and state securities laws.

     4.10  Liabilities.  Except as disclosed in the SEC Reports, Digital does
           -----------
not have any material liabilities, obligations or commitments of any nature (whether absolute, accrued, contingent or otherwise and whether matured or unmatured), including, without limitation, Tax liabilities due, except (a) liabilities reflected in, reserved against or disclosed in the footnotes of, its audited consolidated financial statements for the fiscal year ended December 31, 1995 and its unaudited consolidated financial statements for the quarter ended June 30, 1996 as filed with the SEC (the "Digital Financial Statements"), (b) obligations or commitments arising under material contracts, and (c) liabilities, obligations or commitments incurred since June 30, 1996 in the ordinary course of Digital's business and consistent with Digital's past practices. There are no material transactions that have not been properly recorded in the accounting records underlying the Digital Financial Statements. There have been no (a) "irregularities" (within the meaning of Statement on Auditing Standards No. 53) involving management or those employees who have significant roles in the internal control structure, or (b) irregularities involving other employees that would have a material effect on the Digital Financial Statements. There are no material liabilities or gain or loss contingencies that are required to be accrued or disclosed by Statement of Financial Accounting Standards No. 5 that have not been accrued or disclosed. Digital has no plans or intentions that may materially affect the carrying value or classification of assets and liabilities.

     4.11  No Activities.  Digital Sub was formed solely to participate in the
           -------------
transactions contemplated hereby and has not conducted any operations or incurred any liabilities or obligations other than in connection with its formation and the transactions contemplated hereby.


                                   ARTICLE V
                            COVENANTS OF EACH PARTY
                            -----------------------

     ViComp and the Shareholders and Digital each covenant with the other for the period from the date hereof through the Effective Date as follows:

     5.1   Access to Information.  Each of ViComp and Digital shall, upon
           ---------------------
reasonable notice, afford one another and one another's Representatives, reasonable access during normal business hours, throughout the period prior to the earlier of the Effective Date or the Termination Date (as hereinafter defined), to its personnel, facilities, contracts, commitments, books, computer software application systems, files and records and to furnish such financial and operating data and other information with respect to its business, assets and properties, and shall use its best efforts to cause its Representatives to furnish promptly to the other party and its Representatives such additional financial and operating data and other information as to its business and properties as the other or its duly authorized Representatives may from time to time reasonably request.

     5.2   Notification of Certain Matters.  From the date hereof through the
           -------------------------------
Effective Date, ViComp and Digital shall each give prompt notice to the other of
(a) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty contained in this Agreement or in any exhibit or schedule hereto to be untrue or inaccurate in any material respect and (b) any material failure of ViComp, or Digital, as the case may be, or any of their respective Affiliates, shareholders or Representatives, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement or any exhibit or schedule hereto; provided, however, that such disclosure shall not be deemed to cure any breach of a representation, warranty, covenant or agreement or to satisfy any condition, but each party shall use all reasonable efforts to cure such failure.

     5.3   Public Statements and Press Releases.  Except as provided for
           ------------------------------------
hereinbelow, Digital and ViComp shall not from and after the date hereof make, issue or release any public announcement, press release, statement or acknowledgment of the existence of, or reveal publicly the terms, conditions and status of, the transactions provided for herein, without the prior written consent of the other party as to the content and time of release of such statement or announcement; provided, however, that in the case of announcements, statements, acknowledgments or revelations which any party is required by law to make, issue or release, the making, issuing or releasing of any such announcement, statement, acknowledgment or revelation by the party so required to do so by law shall not constitute a breach of this Agreement if such party shall have given, to the extent reasonably possible, not less than one calendar day prior notice to the other party, and shall have attempted, to the extent reasonably possible, to clear such announcement, statement, acknowledgment or revelation with the other party. Each party hereto agrees that it will not unreasonably withhold any such consent or clearance.

     5.4   Confidential Information.
           ------------------------

           (a)  Preservation of Confidentiality.  In connection with the
                -------------------------------
negotiation of this Agreement, the preparation for the consummation of the transactions contemplated hereby, and the performance of obligations hereunder, each of the parties hereto acknowledges that it will have access to confidential information relating to the other parties. Each party shall treat such information as confidential, preserve the confidentiality thereof and not disclose such information, except to its respective Representatives and Affiliates in connection with the transactions contemplated hereby. Each party agrees to maintain in confidence, and not to disclose to any third party, any ideas, methods, developments, inventions, improvements and business plans and information which are the confidential information of the other party. If, however, confidential information is disclosed, the disclosing party shall immediately notify the other parties in writing and take all reasonable steps required to prevent further disclosure.

           (b)  Property Right in Confidential Information.  Until the Effective
                ------------------------------------------
Date or the Termination Date (as hereinafter defined), all confidential information shall remain the property of the party who originally possessed such information. In the event of the termination of this Agreement for any reason whatsoever, ViComp shall return to Digital, and Digital shall return to ViComp, all documents, work papers and other material (including all copies thereof) obtained from the other party in connection with the transactions contemplated hereby and will use all reasonable efforts, including, without limitation, instructing its employees and others who have had access to such information, to keep confidential and not to use any such information, unless such information is now, or is hereafter disclosed, through no act or omission of such party, in any manner making it available to the general public. If Digital or any of its Affiliates is required by legal process or by operation of law to disclose any confidential information in anticipation of a possible acquisition of ViComp by Digital or any such Affiliate, Digital shall provide ViComp with written notice of such request at least 48 hours prior to making such disclosure (or, if it is not practicable to give at least 48 hours' prior notice, written notice shall be given as promptly as practicable) and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure. If any party is compelled by legal process to disclose any confidential information, such party shall provide the other parties with prompt written notice of such request and, without any need to obtain the consent of such other parties, shall be entitled to make such disclosure.

           (c)  Termination of Agreement.  Subject to the requirements of law,
                ------------------------
each party hereto and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information from the other party to, hold in confidence all such non-public information until such time as such information is otherwise publicly available, and, if this Agreement is terminated and if so requested by another party, each party and its Affiliates shall, and shall use all reasonable efforts to cause their Representatives who obtain such information to, deliver to such other party all documents, work papers and other material (including copies of extracts and summaries thereof) obtained by or on behalf of any of them directly or indirectly as a result of this Agreement or in connection herewith, whether so obtained before or after the execution hereof.

           (d)  Digital Business.  Digital develops, manufactures and markets
                ----------------
digital video compression and decompression hardware and software for entertainment, business and educational uses (the "Digital Business"). ViComp is in the business of developing, manufacturing and selling integrated circuits for use in video CD players of a type manufactured and sold by Digital. The parties hereto agree and acknowledge that Digital intends to continue developing its encoding boards and video CD players and that receipt of any confidential information from ViComp will not prevent Digital from continuing the Digital Business or from developing, manufacturing or selling integrated circuits or other components for use in video CD players or other products in the future.

     5.5   Rule 144 Reporting.  Digital agrees to use its best efforts to:
           ------------------

           (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after the Effective Date;

           (b) File with the SEC in a timely manner all reports and other documents required of Digital under the Securities Act and the Exchange Act; and

           (c) So long as any Shareholder owns any Digital Common Stock issued to such Shareholder pursuant to this Agreement, inform such person upon request as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and provide a copy of the most recent annual or quarterly report of Digital and such other reports and documents so filed as may reasonably be requested in availing such Shareholder of any rule or regulation of the SEC allowing a sale of any such securities without registration.

     5.6   Registration Rights.  (a) If, at any time during the period ending 24
           -------------------
calendar months from the Effective Date, the Company proposes to register shares of Digital Common Stock under the Securities Act on Forms S-1, S-2, S-3 or SB-2 or any successor or similar forms (except for (i) registrations on such forms solely for registration of Digital Common Stock in connection with any warrants, option, employee benefit or dividend reinvestment plan or a merger or consolidation, (ii) registrations of Digital Common Stock relating to the exercise of warrants that were included in the units sold in Digital's initial public offering and (iii) any underwritten public offering for which a registration statement is filed with the SEC within 90 days of the Effective
Date) in connection with an underwritten public offering, the Shareholders shall have the right, upon written request, to participate by registering and selling all or a portion of the Digital Common Stock issued in connection with the consummation of the Merger. The right of the Shareholders to participate in any such offering shall be subject to the qualifications and limitations set forth in the Registration Rights Agreement, including without limitation the right of the lead underwriter in any such offering to reduce pro rata the number of
                                                    --- ----
shares of Digital Common Stock offered by the Shareholders, if in the opinion of such underwriter the number of such shares proposed to be registered in such offering would adversely affect its ability to effect such offering. All expenses of any such offering shall be borne pro rata by all persons, including
                                             --- ----
the Shareholders, registering securities in connection with such offering.

           (b) If at any time commencing ten months from the date of the Company's initial public offering on Form SB-2, the Company shall receive from holders of at least 50% of the shares of Digital Common Stock held by Shareholders other than Dr. Edmund Sun, a written request that the Company effect any registration of Digital Common Stock, the Company will:

                (i) promptly give written notice of the proposed registration to all other Shareholders; and

                (ii) file a registration statement (on Form S-3 or any successor form or on Form S-1 if Form S-3 is not then available) with the SEC within 75 days after the initiating Shareholders request and use its best efforts to effect such registration (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of such shares of Digital Common Stock as are specified in such request, together with all Digital Common Stock of any Shareholders joining in such request as are specified in a written request received by the Company within 30 days after receipt of such written notice from the Company;

     Provided, however, that the Company shall not be obligated to take any action to effect any such registration:

                    A. In any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                    B. If, at such time as a request for registration pursuant to Section 3.1 of the Registration Rights Agreement is pending, the Company has already effected one such registration pursuant to Section 3.1 of the Registration Rights Agreement, and such registration has been declared or ordered effective; or

                    C. During the period starting with the date 60 days prior to the filing of, and ending on a date three months following the effective date of, a registration statement (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Digital Common Stock held by Shareholders).

     5.7   Termination of Stock Option Plan Prior to Effective Date.
           --------------------------------------------------------

           (a) Prior to the Effective Date, all outstanding options to purchase any common stock or other securities of ViComp (whether vested or unvested) and any agreements under which ViComp would be obligated to grant options to purchase any securities of ViComp will be cancelled. Concurrently with the Closing, Digital will grant to each of the Shareholders listed on Exhibit A the number of options to purchase shares of Digital Common Stock shown opposite their respective names on Exhibit A (the "Shareholder Digital Options"). The Shareholder Digital Options will have an exercise price equal to the closing price of the Digital Common Stock on the Nasdaq National Market on the Effective Date and will vest in accordance with the customary vesting schedule prescribed for options granted to Digital employees under Digital's 1993 Stock Option Plan. The options will be exercisable for a period of 10 years from the date of grant. The Shareholder Digital Options will be granted as part of a new Digital employee option plan (the "Digital 1996 Option Plan"), which will be adopted by Digital's Board of Directors prior to the Closing and will be submitted to the shareholders of Digital for approval within twelve months following such adoption, and no Shareholder Digital Options will be exercisable until such shareholder approval is obtained. The Digital 1996 Option Plan will have vesting, forfeiture and payment provisions substantially identical to those contained in Digital's 1993 Stock Option Plan. Digital will reserve under the Digital 1996 Option Plan a total of 250,000 options for future grants to the Shareholders or any new employees hired by Digital to work on the ViComp chip project, with any such grants and the terms and conditions thereof, to be at the sole and absolute discretion of Digital's Board of Directors or the committee thereof responsible for administering the Digital 1996 Option Plan.

           (b) ViComp agrees that its employee benefit plans, programs and arrangements (in addition to those for non-employee directors), and if required by such plans, programs and arrangements, any agreements entered thereunder and awards and options granted thereunder, shall be terminated, to the extent necessary or appropriate, to reflect the transactions contemplated by this Agreement.

     5.8   Invention, Non-Disclosure and Non-Competition Agreements.  At or
           --------------------------------------------------------
prior to the Effective Date, each of James W. Kirkpatrick, Jr., Michael Mruzik and Mihailo Stojancic shall have executed an invention, non-disclosure and non-competition agreement (the "Invention, Non-Disclosure and Non-Compete Agreements") in favor of Digital, in substantially the form attached hereto as Exhibit J.

     5.9   Sun Escrow Agreement.  At the Effective Date, Dr. Edmund Sun shall
           --------------------
have executed the Escrow Agreement and 140,760 of the shares of Digital Common Stock issued to Dr. Sun in connection with the consummation of the Merger shall be placed in the Sun Escrow.

     5.10  Shareholder Escrow Agreement.  At the Effective Date, each
           ----------------------------
Shareholder, other than Dr. Edmund Sun, shall have executed a Shareholder Escrow Agreement and 10% of the shares of Digital Common Stock issued to such Shareholder in connection with the consummation of the Merger shall be placed in the Shareholder Escrow.


                                  ARTICLE VI
              ADDITIONAL COVENANTS OF VICOMP AND THE SHAREHOLDERS
              ---------------------------------------------------

     6.1   Conduct of Business.  From the date hereof through the Effective Date
           -------------------
or the date, if any, on which this Agreement is earlier terminated pursuant to
Section 10.1 (the "Termination Date"), except as contemplated or as may be required by this Agreement, or as set forth on Schedule 6.1, or as consented to by Digital in writing, ViComp shall diligently carry on its business and in the ordinary course only, and will use its best efforts to preserve its present business organization intact and to keep available the services of its present officers, agents or employees with (nothing herein implying an obligation of ViComp to maintain or retain any specific officer, agent or employee), and preserve its present relationships with customers and other Persons having business dealings with it, and will not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, ViComp shall not, except as specifically contemplated by this Agreement:

           (a)  change or amend its Certificate of Incorporation or Bylaws;

           (b) enter into, extend, modify, terminate or renew any (i) material contract, except in the ordinary course of business, or (ii) any contract involving $10,000 or more;

           (c) sell, assign, transfer, convey, lease, mortgage, pledge or otherwise dispose of or encumber any material assets, or any interests therein;

           (d) incur any obligations or liability for long-term interest bearing indebtedness, or incur any other obligation or liability of $10,000 or more except in the ordinary course of business, or any obligations or liability of $10,000 or more;

           (e) (i)   take any action with respect to the grant of any bonus,
severance or termination pay (otherwise than pursuant to policies or agreements of ViComp in effect on the date hereof that are described on the Disclosure Schedule) or with respect to any increase of benefits payable under its severance or termination pay policies or agreements in effect as of August 31, 1996 or increase in any manner the compensation or fringe benefits of any employee or pay any benefit not required by any existing ViComp Employee Plan or policy;

               (ii) make any change in the key management structure of ViComp, including, without limitation, the hiring of additional officers or the termination without cause of existing officers;

               (iii) adopt, enter into or amend any ViComp Employee Plan, agreement (including, without limitation, any collective bargaining or employment agreement), trust, fund or other arrangement for the benefit or welfare of any employee;

           (f) acquire by merger or consolidation with, or merge or consolidate with, or purchase substantially all of the assets of, or otherwise acquire any material assets or business of any corporation, partnership, association or other business organization or division thereof;

           (g) declare, set aside, make or pay any dividend or other distribution in respect of ViComp's capital stock;

           (h) fail to expend funds for budgeted capital expenditures or commitments;

           (i) willingly allow or permit to be done, any act by which any of ViComp's insurance policies may be suspended, impaired or canceled;

           (j) fail to pay its accounts payable and any debts owed or obligations due to it, or pay or discharge when due any liabilities, in the ordinary course of business;

           (k) enter into, renew, modify or revise any agreement or transaction with any of its Affiliates;

           (l) fail to maintain any assets in substantially their current state of repair, excepting normal wear and tear or failure to replace consistent with ViComp's past practice inoperable, worn-out or obsolete or destroyed assets;

           (m) make any loans or advances to any partnership, firm, corporation, officer, director or Affiliate, or, except for expenses incurred in the ordinary course of business, any individual who is not an officer, director or Affiliate;

           (n) make any material income tax election or settlement or compromise with tax authorities;

           (o) fail to comply in any material respect with all laws applicable to it;

           (p) intentionally do any other act which would cause any representation or warranty of ViComp in this Agreement to be or become untrue in any material respect;

           (q) issue any shares of ViComp Common Stock, any shares of ViComp Preferred Stock or any other equity interest in ViComp, or any options, warrants, rights or other securities convertible into, or exercisable or exchangeable for, ViComp Common Stock, ViComp Preferred Stock or other equity interest in ViComp; or

           (r) enter into any agreement, arrangement or understanding or otherwise become obligated, to do any action prohibited hereunder.

     6.2   No Solicitation.  Prior to the Effective Date (or the earlier
           ---------------
termination of this Agreement in accordance with its terms), neither ViComp nor any of its Affiliates, nor any of their respective Representatives, shall directly or indirectly, solicit or initiate any discussions, submissions of proposals or offers or negotiations with, or, subject to any fiduciary obligations under applicable law after taking into account the advice of counsel with respect thereto, participate in any negotiations or discussions with, or provide any information or data of any nature whatsoever to, or otherwise cooperate in any other way with, or assist or participate in, facilitate or encourage any effort or attempt by, any Person, other than Digital and its Representatives and Affiliates, concerning any Alternative Transaction with respect to ViComp. ViComp shall promptly notify Digital if any proposal, offer, inquiry or other contact is received by, any information is requested from, or any discussions or negotiations are sought to be initiated or continued with, ViComp in respect of an Alternative Transaction, and shall, in any such notice to Digital, indicate the identity of the offeror and the terms and conditions of any proposals or offers or the nature of any inquiries or contacts, and thereafter shall keep Digital informed, on a current basis, of the status and terms of any such proposals or offers and the status of any such discussions or negotiations. ViComp shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which ViComp is a party.

     6.3   Delivery of ViComp Common Stock and ViComp Preferred Stock.  ViComp
           ----------------------------------------------------------
and the Shareholders shall deliver to Digital stock certificates representing all issued and outstanding capital stock of ViComp at or prior to the Effective Date.


                                  ARTICLE VII
                        ADDITIONAL COVENANTS OF DIGITAL
                        -------------------------------

     7.1   Conduct of Business.  From the date hereof through the Effective Date
           -------------------
or the Termination Date, except as contemplated or as may be required by this Agreement, or as set forth on Schedule 7.1, or as consented to by ViComp, Digital shall diligently carry on its business in the ordinary course, and will use its best efforts to preserve its present business organization intact and to keep available the services of its present officers, agents or employees (nothing herein implying an obligation of Digital to maintain or retain any specific officer, agent or employee), and preserve its present relationships with Persons having business dealings with it, and will not take any action inconsistent with this Agreement or with the consummation of the transactions contemplated hereby.

     7.2   Federal Income Tax Treatment.  It is intended that the Merger qualify
           ----------------------------
as a "reorganization" under Sections 368(a)(1)(A) and (a)(2)(E) of the Code. Digital and Digital Sub shall (and, following the Effective Date, Digital shall cause ViComp to) take no action with respect to the capital stock, assets or liabilities of ViComp (including the filing of any tax return) that would cause the Merger to fail to qualify as a "reorganization" as so defined. Without limiting the generality of the foregoing, following the Effective Date, Digital shall cause ViComp to either continue the historic business of ViComp or to use a significant portion of ViComp's historic business assets in a business.

     7.3   Digital Common Stock in Escrow.  Unless and until (and then only to
           ------------------------------
the extent of) any of the shares of Digital Common Stock held in the Sun Escrow and the Shareholder Escrow pursuant to Section 2.13 of this Agreement are used to satisfy an indemnity obligation pursuant to the Sun Escrow Agreement or the Shareholder Escrow Agreement, (i) Digital will include on its balance sheet as issued and outstanding shares of Digital Common Stock, and will treat the Shareholders as the owners of, all the shares of Digital Common Stock to be held in the Sun Escrow and the Shareholder Escrow, and (ii) each Shareholder shall be entitled to exercise the voting rights of the shares of Digital Common Stock held in escrow and attributable to him. If Digital pays any dividend to its shareholders while any shares of Digital Common Stock are still in the Sun Escrow or the Shareholder Escrow, (i) such dividends paid with respect to shares of Digital Common Stock held in escrow shall be distributed currently to the Shareholder with respect to which the escrowed shares were issued, and (ii) Digital shall file a Form 1099 with respect to such dividend for each Shareholder to whom such dividend is paid. Digital will not, for tax purposes, take the position that there is original issue discount or imputed interest with respect to the subsequent release from the Sun Escrow or the Shareholder Escrow to the persons entitled thereto of shares of Digital Common Stock initially held in escrow.


                                 ARTICLE VIII
                    CONDITIONS TO THE OBLIGATIONS OF VICOMP
                    ---------------------------------------
                             AND THE SHAREHOLDERS
                             --------------------

     The obligations of ViComp and the Shareholders to consummate the transactions provided for hereby are subject, in the sole discretion of ViComp, to the satisfaction, at or prior to the Effective Date, of each of the following conditions, any of which may be waived by ViComp:

     8.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of Digital contained in this Agreement shall be true and correct at and as of the date of this Agreement and at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and Digital and Digital Sub shall have performed all agreements and covenants required hereby to be performed by it prior to or at the Closing.

     8.2   Permits.  All material permits and licenses, waivers and approvals
           -------
from governmental authorities and other parties necessary to permit Digital and Digital Sub to consummate the transactions contemplated hereby shall have been obtained.

     8.3   Opinion of Counsel.  Digital and Digital Sub shall have delivered to
           ------------------
ViComp an opinion of Troy & Gould Professional Corporation, counsel to Digital and Digital Sub, in substantially the form attached hereto as Exhibit L.

     8.4   Certificates.  Digital and Digital Sub will furnish ViComp with such
           ------------
certificates of its officers and others to evidence compliance with the conditions set forth in this Article VIII as may be reasonably requested by ViComp, including a certificate to the effect that all representations and warranties of Digital and Digital Sub contained in this Agreement are true and correct in all material respects at and as of the date of this Agreement and at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and Digital and Digital Sub shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date, which certificate may include a statement of exceptions listing additional disclosure items not included in the Disclosure Schedule, which statement shall be delivered to ViComp at least three business days prior to the Effective Date. Except as specifically provided in Article XI, such statement of exceptions shall not modify the representations and warranties for purposes of this Agreement, including for purposes of Section 8.1.

     8.5   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     8.6   No Material Adverse Change.  Since June 30, 1996, there shall not
           --------------------------
have occurred any change in the business, financial condition or prospects of Digital, except for changes contemplated hereby or changes which have not, individually or in the aggregate, had a material adverse effect on the business, financial condition or prospects of Digital.

     8.7   Corporate Resolutions.  ViComp shall have received from Digital and
           ---------------------
Digital Sub certified resolutions adopted by the Boards of Directors of Digital and Digital Sub approving this Agreement and the transactions contemplated hereby.

                                  ARTICLE IX
           CONDITIONS TO THE OBLIGATIONS OF DIGITAL AND DIGITAL SUB
           --------------------------------------------------------

     The obligations of Digital and Digital Sub to consummate the transactions provided for hereby are subject, in the sole discretion of Digital and Digital Sub, to the satisfaction, at or prior to the Effective Date, of each of the following conditions, any of which may be waived by Digital:

     9.1   Representations, Warranties and Covenants.  All representations and
           -----------------------------------------
warranties of ViComp and the Shareholders contained in this Agreement shall be true and correct at and as of the date of this Agreement, and at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and ViComp and the Shareholders shall have performed all agreements and covenants required hereby to be performed by them prior to or at the Effective Date.

     9.2   Permits.  All permits and licenses, waivers and approvals from
           -------
governmental authorities and other parties, necessary to permit ViComp and the Shareholders to consummate the transactions contemplated hereby shall have been obtained.

     9.3   Opinion of Counsel.  ViComp shall have delivered to Digital an
           ------------------
opinion of Heller Ehrman White & McAulliffe, counsel to ViComp and the Shareholders, in substantially the form attached hereto as Exhibit M.

     9.4   Certificates.  ViComp will furnish Digital with such certificates of
           ------------
its officers and others to evidence compliance with the conditions set forth in this Article IX as may be reasonably requested by Digital, including a certificate to the effect that all representations and warranties of ViComp and the Shareholders contained in this Agreement are true and correct in all material respects at and as of the date of this Agreement and at and as of the Effective Date as if such representations and warranties were made at and as of the Effective Date, and ViComp and the Shareholders shall have performed in all material respects all agreements and covenants required hereby to be performed by it prior to or at the Effective Date, which certificate may include a statement of exceptions listing additional disclosure items, which statement shall be delivered to Digital at least two business days prior to the Effective Date. Except as specifically provided in Article XI, such statement of exceptions shall not modify the representations and warranties for purposes of this Agreement, including for purposes of Section 9.1.

     9.5   No Governmental Actions.  No governmental action or proceeding shall
           -----------------------
have been commenced or threatened seeking any injunction, restraining or other order which seeks to prohibit, restrain, invalidate or set aside the effectuation of the Merger and no order, statute, rule, regulation, executive order, stay, decree, judgment or injunction shall have been enacted, entered, issued, promulgated or enforced by any court or governmental authority which prohibits or restricts the effectuation of the Merger.

     9.6   No Material Adverse Change.  Since August 31, 1996, there shall not
           --------------------------
have occurred any change in the business, prospects or financial condition of ViComp, except for changes contemplated hereby or changes which could not be expected to have a material adverse effect upon the business, prospects or financial condition of ViComp.

     9.7   Corporate Resolutions.  Digital shall have received from ViComp
           ---------------------
certified resolutions adopted by the Board of Directors of ViComp approving this Agreement and the transactions contemplated hereby.

     9.8   Covenant Not to Compete; etc.  The Invention, Non-Disclosure and Non-
           -----------------------------
Compete Agreements shall have been duly executed and delivered and have not been revoked, rescinded or modified.

     9.9   Delivery of Stock Certificates.  Stock certificates representing all
           ------------------------------
of the issued and outstanding capital stock of ViComp shall have been delivered to Digital.

     9.10  Escrow Agreements.  The Sun Escrow Agreement and the Shareholder
           -----------------
Escrow Agreement shall have been duly executed and delivered and have not been revoked, rescinded or modified.


                                   ARTICLE X
          TERMINATION, AMENDMENTS, WAIVERS AND POST-CLOSING COVENANTS
          -----------------------------------------------------------

     10.1  Termination.
           -----------

           (a) Termination.  Notwithstanding any prior approval by the
               -----------
Shareholders, this Agreement and the Merger and other transactions contemplated hereby may be terminated at any time prior to the Effective Date:

               (i) By mutual written consent of the Boards of Directors of ViComp and Digital;

               (ii) By either ViComp or Digital, if the Closing shall not have occurred on or before October 30, 1996; provided however, that this provision shall not be available to ViComp if Digital has the right to terminate this Agreement under clause (iv) of this Section 10.1, and this provision shall not be available to Digital if ViComp has the right to terminate this Agreement under clause (iii) of this Section 10.1;

               (iii) By ViComp, if there is a breach of any representation or warranty set forth in Article IV hereof or any covenant or agreement to be complied with or performed by Digital pursuant to the terms of this Agreement or an occurrence of any event which results or would result in the failure of a condition set forth in Article VIII to be satisfied at or prior to the Effective Date; or

               (iv) By Digital, if there is a breach of any representation or warranty set forth in Article III hereof or of any covenant or agreement to be complied with or performed by ViComp or the Shareholders pursuant to the terms of this Agreement or the occurrence of any event which results or would result in the failure of a condition set forth in Article IX to be satisfied at or prior to the Effective Date.

           (b) Effect of Termination.  In the event of termination of this
               ---------------------
Agreement as provided in Section 10.1, this Agreement shall forthwith become void and no party hereto shall have any liability or further obligation to any other party hereto under or by reason of this Agreement or the transactions contemplated hereby, except for any breach of this Agreement occurring prior to or as a result of termination of this Agreement, and except that:

               (i) Each party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the party furnishing the same; and

               (ii) The provisions of Sections 5.4 and 12.6 shall continue in full force and effect.

The foregoing provisions shall not limit or restrict the availability of specific performance or other injunctive relief to the extent that specific performance or such other relief would otherwise be available to a party hereunder.

     10.2  Amendments.  This Agreement may not be amended except by action of
           ----------
each of the parties hereto set forth in an instrument in writing signed by or on behalf of each of the parties hereto.

     10.3  Waivers.  At any time prior to the Effective Date, any party hereto
           -------
may (i) extend the time for the performance of any of the obligations or other acts of any other party hereto, (ii) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto, or (iii) waive compliance with any of the agreements of any other party or with any conditions to its own obligations.
Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party by a duly authorized officer. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.


                                  ARTICLE XI
                           INDEMNIFICATION; SURVIVAL
                           -------------------------

     11.1  Survival of Representations, Etc.  The representations, warranties,
           --------------------------------
covenants and agreements of ViComp and each Shareholder contained herein and the indemnification by ViComp and the Shareholders under Section 11.2 with respect thereto, shall survive the Effective Date until the earlier of June 30, 1998 or the date that Digital files its Form 10-K for the year ending March 31, 1998 with the Securities and Exchange Commission, except for Section 3.16

(Tax Matters) which shall survive the Effective Date for five years. For purposes of this Article XI, "representations" and "warranties" of ViComp and each Shareholder shall mean collectively those representations and warranties of ViComp and each Shareholder set forth in Article III, the Schedules referenced therein and additional disclosure items, if any, included in or attached to the certificate delivered pursuant to Section 9.4, and "representations" and "warranties" of Digital shall mean collectively those representations and warranties of Digital set forth in Article IV, the Schedules referenced therein and additional disclosure items, if any, included in or attached to the certificate delivered pursuant to Section 8.4.

     11.2  Indemnification by ViComp and the Shareholders.  Subject to, and in
           ----------------------------------------------
the manner described in, this Article XI, (i) ViComp and Dr. Edmund Sun, jointly and severally and (ii) each other Shareholder severally, shall indemnify and hold harmless Digital, Digital Sub and their Representatives and Affiliates (the "Digital Indemnified Parties") to the fullest extent lawful, from and against any and all losses, damages, diminution in value, claims, liabilities, actions and expenses (including, without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses), net of any amounts actually received under any insurance policy as a result of such loss, damage, diminution in value, claim, liability, action, or expense (collectively "Losses") arising out of or in connection with the breach of any representation, warranty (each as defined in Section 11.1), covenant or agreement of ViComp or any Shareholder contained in this Agreement; provided,
                                                                    --------
that the liability of each Shareholder (other than Dr. Edmund Sun) shall, except in the case of fraud, be subject to the limitations set forth in the preamble to
Article III. The term "Losses" as used in this Section 11.2 is not limited to matters asserted by third parties against an Digital Indemnified Party, but includes Losses incurred or sustained by an Digital Indemnified Party in the absence of third party claims.

     11.3  Indemnification by Digital.  Subject to, and in the manner described
           --------------------------
in, this Article XI, for a period of two years from the Effective Date, Digital shall indemnify and hold harmless ViComp and the Shareholders and their respective Representatives and Affiliates (the "ViComp Indemnified Parties") to the fullest extent lawful, from and against any and all losses, damages, diminution in value, claims, liabilities, actions and expenses (including without limitation, costs of investigating, preparing or defending any such claim or action and reasonable legal fees and expenses) net of amounts actually received under any insurance policy (collectively "Losses") arising out of or in connection with the breach of any representation, warranty, covenant or agreement of Digital, except for tax matters covered by Sections 7.2 and 7.3 for which Digital shall indemnify the ViComp Indemnified Parties for a period of five years from the Effective Date. The term "Losses" as used in this Section
11.3 is not limited to matters asserted by third parties against an ViComp Indemnified Party, but includes Losses incurred or sustained by an ViComp Indemnified Party in the absence of third party claims.

     11.4  Basket.  Digital and Digital Sub shall be indemnified by ViComp and
           ------
the Shareholders, and ViComp and the Shareholders shall be indemnified by Digital, in each case in the event that the aggregate of all Losses, determined without regard to whether any particular loss was material or not, exceeds $50,000 (the "Basket Amount").

     11.5  Indemnification Procedure.
           -------------------------

           (a) If a third party asserts a claim against any indemnified party for which indemnification would be available under this Article XI (a "Claim"), the indemnified party shall promptly give notice of such Claim, describing such Claim with reasonable specificity, to the indemnifying party. If the amount of the Claim exceeds, or the aggregate amount of Losses incurred prior to such date have exceeded, the Basket Amount, the indemnifying party shall be entitled to assume the defense of such Claim, including the employment of counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party reasonably determines in good faith that its interests with respect to such Claim cannot appropriately be represented by the indemnifying party, such indemnified party shall have the right to assume control of the defense of such Claim and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. In addition, in the event that such indemnifying party, within a reasonable time after notice that any such Claim or the total Losses incurred exceeds the Basket Amount, fails to defend any indemnified party, such indemnified party will (upon further notice to such indemnifying party) have the right to undertake its defense of such Claim for the account of such indemnifying party and to have its expenses reimbursed promptly with respect to such Claim to the extent entitled thereto. Regardless of which party is controlling the defense of any Claim, (i) both the indemnifying party and the indemnified party shall act in good faith; (ii) no settlement of such Claim may be agreed to without the written consent of the indemnifying party, which consent shall not be unreasonably withheld; and (iii) no part of any Claim shall be paid without such consent or unless a final judgment from which no appeal may be taken is entered on such Claim against the indemnified party, and then only to the extent the aggregate of all Losses exceeds the Basket Amount. The controlling party shall deliver, or cause to be delivered, to the other party copies of all correspondence, pleadings, motions, briefs, appeals or other written statements relating to or submitted in connection with the defense of any such Claim, and timely notices of any hearing or other court proceeding relating to such Claim.

           (b) In the absence of a third party Claim, if any party shall have a claim that another is liable for Losses, the party seeking indemnification shall provide notice within 90 days of the discovery of the Loss of the nature and extent thereof (with a copy to the Escrow Agent if applicable), and the other party shall within 90 days thereafter repay such Losses to the extent the Losses exceed the Basket Amount (or, if applicable, instruct the Escrow Agent to make payment or release shares) or shall inform the party seeking indemnification that it is denying in good faith all or a portion of such Claim. If the party seeking indemnification disputes the denial of such Claim, it may thereupon proceed to enforce its rights under this Agreement.

                                  ARTICLE XII
                              GENERAL PROVISIONS
                              ------------------

     12.1  ViComp Shareholder Representative.
           ---------------------------------

           (a) From and after the date hereof, each Shareholder by executing this Agreement irrevocably appoints James W. Kirkpatrick, Jr., (the "ViComp Shareholder

Representative"), his or her agent and attorney-in-fact, with full and exclusive power and authority to act in such Shareholder's name, place and stead with respect to all matters relating to this Agreement and the transactions contemplated hereby, including, without limitation:

           (i) To modify and amend, execute and acknowledge and deliver to Digital and Digital Sub such modifications and amendments to the Agreement as he shall approve, the approval of such amendments and modifications by the ViComp Shareholder Representative and all of the terms and conditions thereof to be conclusively evidenced by the execution and delivery of such amendments and modifications by such ViComp Shareholder Representative.

           (ii) To complete, modify, amend, execute, acknowledge and deliver all instruments, documents, certificates and instructions as the ViComp Shareholder Representative deems necessary in order to effect the transactions contemplated by this Agreement.

           (iii) To retain legal counsel in connection with all matters and things set forth or necessary herein.

           (iv) To ask, demand, sue for, levy, recover and receive all sums of money, debts, dues and other demands whatsoever which may be due, owing and payable to such Shareholder under the terms of this Agreement.

           (v) To negotiate, defend and settle all claims asserted by, and to resolve all disputes with, Digital or Digital Sub in connection with this Agreement and the transactions contemplated hereby or to promise on behalf of the Shareholders to make payment of any amounts due to Digital or Digital Sub.

           (vi) To receive all notices under this Agreement and any agreement in connection with the transactions contemplated by this Agreement.

           (vii) To make any other decision or election or take any other action on behalf of such Shareholder relating to the subject matter of this Agreement and the transactions contemplated hereby.

           (b) This appointment is coupled with an interest and is irrevocable until such time as all claims asserted by, and disputes with, Digital or Digital Sub have been finally satisfied, waived or otherwise resolved, except that (i) if James W. Kirkpatrick, Jr. shall be incapacitated, Lish Chen shall act as a ViComp Shareholder Representative and (ii) a successor or successors may be appointed by written instrument signed by at least two-thirds of the Shareholders and delivered to Digital, provided such successor is an Shareholder and is approved by Digital. Any and all action taken hereunder by the ViComp Shareholder Representatives, acting jointly, shall be binding on each Shareholder.

           (c) Each Shareholder agrees to hold the ViComp Shareholder Representative, and Digital, free and harmless from any and all loss, cost, claim, expense, damage or liability which he, she, or it may incur or sustain as a result of any action taken by the ViComp Shareholder Representative in good faith pursuant to the ViComp Shareholder Representative's appointment as agent and attorney-in-fact.

     12.2  Assignment.  Neither this Agreement nor any of the rights or
           ----------
obligations hereunder may be assigned by any party without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, and no other Person shall have any right, benefit or obligation under this Agreement as a third party beneficiary or otherwise.

     12.3  Notices.  All notices, requests, demands and other communications
           -------
which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy, electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express) and
                                                  ----
upon receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

     If to ViComp or the Shareholders, addressed to:

           ViComp Technology, Inc.
           Paulsen Office Park Building
           4020 Moorpark Avenue
           Suite 116, 1st Floor
           San Jose, California  95117
           Fax:
           Attn:  James W. Kirkpatrick, Jr.

     With a copy to:

           Heller Ehrman White & McAulliffe
           525 University Avenue
           Palo Alto, California  94301-1900
           Fax:  (415) 324-0638
           Attn:  Matthew P. Quilter, Esq.

     If to Digital or Digital Sub, addressed to:

           Digital Video Systems, Inc.
           2710 Walsh Avenue
           Santa Clara, CA  95051
           Fax:  (408) 727-1888
           Attn:  Robert B. Pfannkuch

     With a copy to:

           Troy & Gould Professional Corporation
           1801 Century Park East, 16th Floor
           Los Angeles, California 90067-2367
           Fax:  (310) 201-4746
           Attn:  Sanford J. Hillsberg, Esq.

or to such other place and with such other copies as each party hereto may designate as to itself by written notice to the other parties hereto.

     12.4  Governing Law.  This Agreement shall be governed by, and construed,
           -------------
interpreted and the rights of the parties determined in accordance with the laws of the State of California without regard to choice of law principles thereof.

     12.5  Counterparts.  This Agreement may be executed in two or more
           ------------
counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

     12.6  Expenses.  Each party hereto shall pay its own legal, accounting,
           --------
out-of-pocket and other expenses incident to this Agreement and to any action taken by such party in preparation for carrying this Agreement and the transactions contemplated hereby into effect.

     12.7  Invalidity.  In the event that any one or more of the provisions
           ----------
contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

     12.8  Titles.  The titles, captions or headings of the Articles and
           ------
Sections herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

     12.9  Cumulative Remedies.  All rights and remedies of either party hereto
           -------------------
are cumulative of each other and of every other right or remedy such party may otherwise have at law or in equity, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

     12.10 Entire Agreement.  This Agreement, together with all exhibits and
           ----------------
schedules hereto and thereto (including the Disclosure Schedule), constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties hereto.

     12.11 Attorneys' Fees.  In the event of any legal action or proceeding to
           ---------------
enforce or interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorneys' fees, whether or not the proceeding results in a final judgment.

     12.12 Waiver of Right to Trial by Jury.  Each party to this Agreement
           --------------------------------
hereby waives its rights to a trial by jury.

     12.13 ViComp and Shareholders Represented by Counsel.  Each of ViComp and
           ----------------------------------------------
the Shareholders party hereto acknowledges that it was represented by counsel in connection with the negotiation, execution and delivery of this Agreement and consummation of the Merger and the transactions contemplated hereby and thereby, and that such party, together with its counsel and other advisers, if any, made its own independent evaluation of this Agreement, the Merger and the transactions contemplated hereby and thereby without reliance on Digital, its officers, directors, employees, agents or counsel.

     12.14 Each Party Represented by Counsel.  Each of the parties hereto
           ---------------------------------
acknowledges that it was represented by counsel, or has had the opportunity to be represented by counsel, in connection with the negotiation, entering into and consummation of the Merger and the other transactions contemplated by this Agreement, and that such party, together with its counsel and other advisers, if any, made its own independent evaluation of the Merger and the other transactions contemplated by this Agreement without reliance on Digital, its officers, directors, employees, agents or counsel.

     12.15 Arbitration.  In the event that the Shareholders and Digital are
           -----------
unable to resolve any dispute with respect to any amount owed pursuant to
Article XI, such dispute shall be submitted to binding arbitration in accordance with the rules of the American Arbitration Association, with such arbitration to be held in San Jose, California. The results, determination, finding, judgment or award rendered through such arbitration shall be final and binding on each of the parties thereto and not subject to appeal or review.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date and year first above written.

                             DIGITAL VIDEO SYSTEMS, INC.



                             By:_________________________
                                Name:
                                Title:



                             DIGITAL VIDEO ACQUISITION CO.


                             By:
                                ---------------------------
                                Name:
                                Title:



                             VICOMP TECHNOLOGY, INC.


                             By:
                                ---------------------------
                                Name:
                                Title:


                             SHAREHOLDERS:


                             ------------------------------
                             Dr. Edmund Sun


                             ------------------------------
                             James W. Kirkpatrick, Jr.


                             ------------------------------
                             Lish Chen

                             ------------------------------
                             Michael Mruzik


                             ------------------------------
                             Mihailo Stojancic


                             ------------------------------
                             Tai Sato


                             ------------------------------
                             Francis Hung